Exhibit 3.1
AMENDED AND RESTATED BYLAWS OF
JOHN B. SANFILIPPO & SON, INC.
A Delaware Corporation
(Adopted on ~~October 1, 1991, as Amended~~September 7, 2007)
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the corporation’s registered agent at such address is The Corporation Trust Company.
     Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held for the purpose of electing directors and conducting such other business as may come before the meeting. The date, time and place, if any, of the annual meeting shall be determined by resolution of the board of directors. Special meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the stockholders may be called at any time by the ~~Chairman of the Board and~~ Chief Executive Officer or the Chairman of the Board for any purpose and shall be called by the Secretary if directed by the board of directors.
     Section 2. Notice. Whenever stockholders are required or permitted to take action at a meeting, ~~written or printed~~ notice stating the place, if any (or the means of remote communication, if any), and date, time, and, in the case of special meetings, the purpose or purposes, of such meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting~~. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the Chairman of the Board and Chief Executive Officer or the Secretary, and if~~ unless otherwise provided by law, the certificate of incorporation, or these bylaws. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware. If mailed, such notice shall be deemed ~~to be delivered~~given when deposited in the United States mail ~~addressed to the~~, postage prepaid, directed to each stockholder at ~~his or her~~such stockholder’s address ~~as it appears on the records of the corporation, with postage prepaid~~appearing on the books of the corporation or given by the stockholder for such purpose. Notice by electronic transmission shall be deemed given as provided in Section 232 of the General Corporation Law of the State of Delaware. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 233 of the General Corporation Law of the State of Delaware. Attendance of a person at a meeting constitutes a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
     Section 3. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, ~~during ordinary business hours, for a period of~~ at least 10 days prior to the meeting, ~~either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held~~(i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Article II, Section 3 or to vote in person or by proxy at any meeting of stockholders.
     Section 4. Quorum; Adjournment. The holders of capital stock representing a majority of the votes entitled to be cast by stockholders entitled to vote at any annual or special meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at such meeting of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place, if any. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder, provided that the time and place, if any, of the adjourned meeting (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person at such adjourned meeting) were announced at the meeting at which the adjournment was taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.
     Section 5. Vote Required. ~~When~~Unless otherwise required by law, the certificate of incorporation, these bylaws, the rules and regulations of any stock exchange applicable to the corporation or pursuant to any other regulation applicable to the corporation or its stockholders, when a quorum is present or represented by proxy at any meeting, the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast by holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject shall be the act of the stockholders~~, unless the question is one upon which by express provisions of an applicable statute or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such questions~~. Where a separate vote by class or classes or series is required, the affirmative vote of the majority of shares of such class or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject shall be the act of such class or classes or series.
     Section 6. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to the provisions of Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock entitled to vote on the subject held by such stockholder.
     Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
     Section 8. Action by Written Consent. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the corporation by delivery to its registered office in the State of Delaware or the corporation’s principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. ~~All consents delivered in accordance with this section shall be deemed to be recorded when so delivered. No~~Every such written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are recorded. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date the written consents signed by holders of a sufficient number of shares to take the action were delivered to the corporation. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.
     Section 9. Business Combinations with Interested Stockholders. The corporation expressly elects not to be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware.
      Section 10. Notice of Stockholder Business and Nominations.
      (A) Annual Meetings of Stockholders.
               (1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or any committee thereof or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Article II, Section 10 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting (and, in the case of nominations, on the election of the nominee) and who complies with the notice procedures set forth in this Article II, Section 10.
               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Article II, Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the board of directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Article II, Section 10 shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his, her or its intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.
               (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Article II, Section 10 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Article II, Section 10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

     (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the board of directors or any committee thereof or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Article II, Section 10 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and on the election of the nominee and who complies with the notice procedures set forth in this Article II, Section 10. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Article II, Section 10 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     (C) General.
               (1) Only such persons who are nominated in accordance with the procedures set forth in this Article II, Section 10 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article II, Section 10. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article II, Section 10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(iv) of this Article II, Section 10) and (b) if any proposed nomination or business was not made or proposed in compliance with this Article II, Section 10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Article II, Section 10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Article II, Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
               (2) For purposes of this Article II, Section 10, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
               (3) Notwithstanding the foregoing provisions of this Article II, Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 10. Nothing in this Article II, Section 10 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation of the corporation.
               Section 11. Organization. Meetings of stockholders shall be presided over by the Chief Executive Officer or, in his or her absence, by the Chairman of the Board or, in the absence of the Chief Executive Officer and the Chairman of the Board, by the President or, in the absence of all of the foregoing, by a person designated by the board of directors, or in the absence of a person so designated by the board of directors, by a chairman chosen at the meeting by the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of the meeting shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
      Section 12. Inspectors of Election; Opening and Closing the Polls. Prior to any meeting of stockholders, the board of directors, the Chief Executive Officer, the Chairman of the Board or any other officer designated by the board of directors shall appoint one or more inspectors, who shall have the powers and duties set forth in Section 231 of the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended or replaced, which inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
ARTICLE III
DIRECTORS
     Section 1. Number, Election and Term of Office. Except as otherwise provided or contemplated by the certificate of incorporation, the number of directors may be fixed at any time ~~by the affirmative vote of holders of capital stock representing a majority of the votes entitled to be cast by holders of such stock or by the affirmative vote of a majority of the directors at a regular or special meeting called for that purpose~~solely by resolution adopted by a majority of the board of directors, and may not be fixed by any other person or persons; provided, however, that no vote to decrease the number of the directors of the corporation shall shorten the term of any incumbent director. The directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at the annual meeting of stockholders and entitled to vote on the election of such directors, except as provided in Section 3 of this Article III and except as provided in the certificate of incorporation, each director elected shall hold office until the next annual meeting of stockholders and until ~~a~~his or her successor is duly elected and qualified or until his or her death, resignation or removal as hereinafter provided.
     Section 2. ~~Removal and Resignation. Except as provided by statute or the certificate of incorporation, any director or the entire board of directors may be removed at any time, with or without cause, by the holders of capital stock representing a majority of the votes entitled to be cast by all holders of capital stock of the corporation then entitled to vote at an election of directors~~Resignation. Any director may resign at any time upon written notice to the corporation. Such resignation shall take effect at the time specified therein (and if no time be specified, at the time of its receipt by the board of directors) and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.
     Section 3. Vacancies. Except as provided by the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by a majority of the directors then in office though less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may only be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected. Each director so chosen shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal ~~is hereby provided~~.
     Section 4. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.
     Section 5. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board of directors. Special meetings of the board of directors may be called by or at the request of the ~~Chairman of the Board and~~ Chief Executive Officer or Chairman of the Board on at least 24 hours notice to each director, either personally, by telephone, by mail, or by ~~telegraph~~other means of electronic transmission; in like manner and on like notice the Secretary must call a special meeting on the written request of a majority of directors.
     Section 6. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 7. Committees. The corporation elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware. The board of directors may~~, by resolution passed by a majority of the whole board of directors,~~ designate one or more committees. Each committee will consist of one or more of the directors of the corporation which, to the extent provided in such resolution and not otherwise limited by statute, shall have and may exercise the powers of the board of directors in the management and affairs of the corporation~~, including without limitation the power to declare a dividend and to authorize the issuance of stock~~. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the full board of directors when required or directed to do so.
     Section 8. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the board of directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 7 of this Article III, of such committee is/are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.
     Section 9. ~~Communication Equipment~~Telephonic Meetings Permitted. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.
     Section 10. Action by ~~Written~~Unanimous Consent of Directors. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings (or electronic transmission or transmissions) are filed with the minutes of proceedings of the board or committee, as applicable.
ARTICLE IV
OFFICERS
     Section 1. Number. The officers of the corporation shall be elected by the board of directors and shall consist of a Chairman of the Board ~~and~~, if any is elected, a Chief Executive Officer, a President, one or more Vice-Presidents (any one or more of whom may be designated as Senior Executive Vice-President, Executive Vice-President or Senior Vice-President), a Secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same ~~person~~persons. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except the offices of ~~Chairman of the Board and~~ Chief Executive Officer and Secretary.
     Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies of newly created offices may be filled at any meeting of the board of directors. Each officer shall hold office until the next annual meeting of the board of directors and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
     Section 3. Removal. Any officer or agent elected by the board of directors may be removed, either with or without cause, by the board of directors ~~whenever in its judgment the best interest of the corporation would be served thereby,~~ but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may only be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.
     ~~Section 5. Compensations. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of the fact that he or she is also a director of the corporation.~~
     Section 5. ~~Section 6.~~ The ~~Chairman of the Board of Directors and~~ Chief Executive Officer. The ~~Chairman of the Board and~~ Chief Executive Officer shall be the chief executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation. He shall preside at all meetings of the stockholders and of the board of directors. He may sign, with the Secretary, an Assistant Secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. In general, the ~~Chairman of the Board and~~ Chief Executive Officer shall perform all duties incident to the office of the ~~Chairman of the Board and~~ Chief Executive Officer of the corporation and such other duties as may be prescribed by the board of directors from time to time.
     Section 6. The Chairman of the Board. The Chairman of the Board shall be deemed an officer of the corporation, subject to the control of the board of directors, and shall report directly to the board of directors. In the absence of the Chief Executive Officer, the Chairman of the Board shall preside at all meetings of the stockholders and of the board of directors.
     Section 7. The President. The President shall be the chief administrative officer of the corporation and shall, subject to direction by the ~~Chairman of the Board and~~ Chief

Executive Officer, in general supervise and control all of the operations of the corporation. In the absence of the ~~Chairman of the Board and~~ Chief Executive Officer and the Chairman of the Board, the President shall preside at all meetings of the stockholders and of the board of directors. In the absence of the ~~Chairman of the Board and~~ Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties of the ~~Chairman of the Board and~~ Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the ~~Chairman of the Board and~~ Chief Executive Officer. The President may sign, with the Secretary, an Assistant Secretary or any other proper officer of the corporation thereunto duly authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise executed. In general, the President shall perform all duties incident to the office of President and chief administrative officer of the corporation and such other duties as may be prescribed from time to time by the board of directors ~~or~~, the ~~Chairman of the Board and~~ Chief Executive Officer or the Chairman of the Board.
     Section 8. Vice-Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there is more than one Vice-President, then in the following order — the Senior Executive Vice-President, the Executive Vice-President and thereafter in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, including, without limitation, the duties of the ~~Chairman of the Board and~~ Chief Executive Officer if and as assumed by the President as a result of the absence of the ~~Chairman of the Board and~~ Chief Executive Officer or his inability or refusal to act, and the Vice-President, when so acting, shall have all of the powers and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. Each Vice-President shall perform such other duties as from time to time may be assigned to him by the ~~Chairman of the Board and~~ Chief Executive Officer, the Chairman of the Board, the President or the board of directors.
     Section 9. Treasurer. If required by the board of directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws. The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the ~~Chairman of the Board and~~ Chief Executive Officer, the Chairman of the Board, the President or the board of directors.
     Section 10. Secretary. The Secretary shall: (a) keep records of corporate action, including the minutes of meetings of the stockholders and the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign, with the ~~Chairman of the Board and~~ Chief Executive Officer, the President or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the ~~Chairman of the Board and~~ Chief Executive Officer, the Chairman of the Board, the President or the board of directors.
     Section 11. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The Assistant Secretaries as thereunto authorized by the board of directors may sign, with the Chairman of the Board and Chief Executive Officer, the President or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the board of directors. The Assistant Treasurers and Assistant Secretaries in general shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the ~~Chairman of the Board and~~ Chief Executive Officer, the Chairman of the Board, the President or the board of directors.
     Section 12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.
ARTICLE V
INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
     Section 1. To the fullest extent ~~which it is empowered to do so by the General Corporation Law of the State of Delaware~~permitted by applicable law as it exists now or is hereafter amended, the Corporation shall indemnify and hold harmless any ~~officer or director, and may, pursuant to resolutions adopted from time to time by the Board of Directors, indemnify and hold harmless any other employee or agent of the corporation,~~person (a “covered person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ~~(other than an action by or in the right of the corporation)~~ by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director~~,~~ or officer~~, employee or agent~~ of the corporation, or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including service with respect to employee benefit plans), against all liability and loss suffered and expenses (including attorneys’ fees)~~, judgments, fines and amounts paid in settlement~~ actually and reasonably incurred by him or her ~~in connection with such action, suit or proceeding if he or she acted in good faith and in a~~

~~manner be or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful~~. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article V, the corporation shall be required to indemnify a covered person in connection with any action, suit or proceeding (or part thereof) commenced by such covered person only if the commencement of such action, suit or proceeding (or part thereof) by the covered person was authorized in the specific case by the board of directors of the corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plan of polo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     ~~Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.~~
     Section 2. ~~Section 3.~~ To the extent that a present and former director~~,~~ or officer~~, employee or agent~~ of ~~a~~the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in ~~Sections 1 and 2~~Section 1 of this Article V or in defense of any claim, issue or matter therein, he or she shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
     ~~Section 4. Any indemnification under Sections 1 and 2 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article V. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the corporation.~~

     Section 3. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article V is not paid in full within thirty days after a written claim therefor by the covered person has been received by the corporation, the covered person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the covered person is not entitled to the requested indemnification or advancement of expenses under applicable law.
     Section 4. ~~Section 5. Expenses incurred~~The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a covered person in defending ~~a civil or criminal~~any action, suit or proceeding ~~may be paid by the corporation~~in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of such action, suit ~~or~~ proceeding shall be made only upon receipt of an undertaking by ~~or on behalf of the director, officer, employee, or agent to create an obligation to repay such amount if it shall~~the covered person to repay all amounts advanced if it should be ultimately ~~be~~ determined that ~~he or she~~the covered person is not entitled to be indemnified ~~by the corporation as authorized in~~under this Article V or otherwise.
     Section 5. ~~Section 6.~~ The indemnification and advancement of expenses provided or granted pursuant to the other sections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
     Section 6. This Article V shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than covered persons when and as authorized by appropriate corporate action.
     Section 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article V.
     Section 8. For purposes of this Article V, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
     Section 9. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE VI
CERTIFICATES OF STOCK
     Section 1. Form. Every holder of stock in the corporation represented by a certificate shall be entitled to have a certificate, signed by, or in the name of the corporation by, the ~~Chairman of the Board and~~ Chief Executive Officer, President or a Vice-President, and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him or her in the corporation, provided that the board of directors may provide by resolution or resolutions that some or all of any class or series of stock shall be uncertificated shares. ~~Where a certificate is signed by (a) a transfer agent or an assistant transfer agent other than the corporation or its employee, or (b) a registrar, other than the corporation or its employee, the signature of any such Chairman of the Board and Chief Executive Officer, President, Vice-President, Secretary, or Assistant Secretary~~Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or ~~officers~~registrar who ~~have~~has signed or whose facsimile signature ~~or signatures have~~has been ~~used on~~placed upon any such certificate or certificates shall ~~cease~~have ceased to be such officer ~~or officers of the corporation whether because of death, resignation or otherwise~~, transfer agent or registrar before such certificate or certificates have been ~~delivered~~issued by the corporation, such certificate or certificates may nevertheless be issued ~~and delivered~~ as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been ~~used~~placed thereon ~~had not ceased to be~~were such officer, transfer agent or ~~officers of~~registrar at the ~~corporation~~date of issue. All certificates ~~for~~representing shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued in replacement until the former certificate ~~for~~representing a like number of shares shall have been surrendered or cancelled, except as otherwise provided in Section 2 of this Article VI with respect to lost, stolen or destroyed certificates.
     Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation on account of the loss, theft or destruction with respect to the certificate or the issuance of such new certificate.
~~Section 3. Fixing a Record Date. The board of directors may fix in advance a date, not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof~~ Section 3. Fixing a Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any ~~such dividend, or to any such allotment to rights, or~~dividend or other distribution or allotment of any rights, or entitled to exercise ~~the~~any rights in respect ~~to~~of any ~~such change, conversion, or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid~~change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the board of directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed~~,~~: (1) the ~~time~~record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held~~. The time~~; (2) the record date for determining stockholders ~~of stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think in the best interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.~~entitled to express consent to corporate action in writing without a meeting, when no prior action of the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the board of directors is required by law, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
ARTICLE VII
GENERAL PROVISIONS
     Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.
     Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.
     Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
     ~~Section 4. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.~~
     Section 4. ~~Section 5.~~ Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     Section 5. ~~Section 6.~~ Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
      Section 6. ~~Section 7.~~  Voting Securities Owned by Corporation. Voting securities in any other corporation or entity held by the corporation shall be voted by the ~~Chairman of the Board and~~ Chief Executive Officer, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confirmed to specific instances, upon some other person or officer. Any person authorized to vote securities in any other corporation or entity shall have the power to appoint proxies, with general power of substitution.
     ~~Section 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand upon oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.~~
     Section 7. ~~Section 9.~~ Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
     Section 8. ~~Section 10.~~ Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VIII
AMENDMENTS
     These bylaws may be amended, altered or repealed and new bylaws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

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